EXHIBIT 99.2


                                     BY-LAWS

                                       OF

                      INTERNATIONAL SPECIALTY PRODUCTS INC.

                            (A DELAWARE CORPORATION)

                                  (As Amended)

                                    ARTICLE I

                                  Stockholders

            SECTION 1. Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

            SECTION 2. Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or without the State of Delaware, as may be specified by such order.

            SECTION 3. Notice of Meetings. Written notice of all meetings of the stockholders, stating the place, date and hour of the meeting and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

            SECTION 4. Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall



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be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

            The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

            SECTION 5. Quorum. Except as otherwise provided by law or the Corporation's Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. At all meetings of the stockholders at which a quorum is present, all matters, except as otherwise provided by law or the Certificate of Incorporation, shall be decided by the vote of the holders of a majority of the shares entitled to vote thereat present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

            SECTION 6. Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman's absence the Vice Chairman, if any, or if none or in the Vice Chairman's absence the President, if any, or if none or in the President's absence an Executive Vice President, in order of seniority of election, or, if none, a Senior Vice President, in order of seniority of election, or if none, a Vice President, in order of seniority of election, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary's absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.




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            SECTION 7. Voting; Proxies; Required Vote. (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder's duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes cast there shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by a majority of the votes cast.

            (b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having a majority of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

            (c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation's Certificate of Incorporation.

            SECTION 8. Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of



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each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.


                               ARTICLE II

                           Board of Directors

            SECTION 1. General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

            SECTION 2. Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be seven, or such larger number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase "entire Board" herein refers to the total number of directors which the Corporation would have if there were no vacancies.

            (b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

            (c) The Board of Directors shall have authority to fix the compensation, including fees and reimbursement of expenses, of directors for services to the Corporation in any capacity.

            SECTION 3. Quorum and Manner of Voting. Except as otherwise provided by law, a third of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority



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of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

            SECTION 4. Places of Meetings. Meetings of the Board of Directors may be held at any place within or without the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

            SECTION 5. Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders' meeting is held.

            SECTION 6. Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

            SECTION 7. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board or the President, or by a majority of the directors then in office.

            SECTION 8. Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telegraphing or telephoning the same or by delivering the same personally not later than the day before the day of the meeting.

            SECTION 9. Organization. Meetings shall be presided over by the Chairman of the Board of Directors, or in his absence, by one of the following directors in the order named: (1) President, (2) Vice Chairman, (3) Executive Vice Presidents who are members of the Board, in the order of seniority of election, (4) the other Vice Presidents who are members of the Board, in the order of seniority of election, and (5) such other director as may be selected by the directors present. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary's absence, the presiding officer may appoint any person to act as secretary.




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            SECTION 10. Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

            SECTION 11. Vacancies. Unless otherwise provided in these Bylaws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

            SECTION 12. Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

            SECTION 13. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


                              ARTICLE III

                               Committees

            SECTION 1. Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

            SECTION 2. Procedures; Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a third (but in no event less than two) of the then



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appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

            SECTION 3. Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

            SECTION 4. Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

            SECTION 5. Telephonic Meeting. Unless restricted by the Certificate of Incorporation, any one or more members of any committee may participate in a meeting of such committee by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other. Participation by such means shall constitute presence in person at a meeting.


                               ARTICLE IV

                                Officers

            SECTION 1. Officers. The executive officers of the Corporation shall be a Chairman of the Board of Directors, a President, one or more Vice Chairmen, each of whom shall be chosen from among the directors, one or more Executive Vice Presidents, one or more Senior Vice Presidents, one or more Vice Presidents, a Chief Financial Officer, a Treasurer and a Secretary, each of whom shall be elected annually by the Board of Directors to hold office until his successor shall have been chosen and shall have qualified. The Board of Directors may elect or appoint one or more Assistant Treasurers, one or more Assistant Secretaries, and such other officers as it may deem necessary or desirable, each of whom shall have such authority or shall perform such duties and shall hold office for such term as may be prescribed by the Board of Directors from time to time. Any person may hold at one time more than one office, but not more than two, provided the duties thereof can be consistently performed by the same person; and provided further, that no person shall hold at one time the offices of President and Secretary. In its discretion, the Board of



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Directors may leave unfilled any office except that of Chief Financial Officer and Secretary.

            SECTION 2. Chief Executive Officer. The Board of Directors may from time to time, by a majority vote of the whole Board of Directors, designate either the Chairman of the Board of Directors or the President as the Chief Executive Officer of the Corporation. The Chief Executive Officer shall have general and active supervision over the business and affairs of the Corporation, subject, however, to the control of the Board of Directors. He shall see that all orders and resolutions of the Board of Directors are carried into effect. He may sign, with the Chief Financial Officer or the Treasurer, or the Secretary or Assistant Secretary, certificates of stock of the Corporation. He may sign, execute and deliver in the name of the Corporation, all deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except in cases where the signing, execution or delivery thereof shall be expressly delegated by the Board or by these Bylaws to some other officer or agent of the Corporation or where any of them shall be required by law or otherwise to be signed, executed or delivered.

            SECTION 3. Chairman of the Board of Directors. The Chairman of the Board of Directors shall preside at all meetings of the stockholders and of the Board, at which he is present, and shall perform such other duties as from time to time may be prescribed by the Board of Directors.

            SECTION 4. The President. The President may sign, with the Chief Financial Officer, or the Treasurer, or the Secretary or an Assistant Treasurer or Assistant Secretary, certificates of stock of the Corporation and in general, he shall perform all duties incident to the office of President and such other duties as from time to time may be assigned to him by the Board of Directors.

            SECTION 5. Vice Chairman of the Board of Directors. Each Vice Chairman of the Board of Directors shall perform such duties as from time to time may be prescribed by the Board of Directors or the Chief Executive Officer.

            SECTION 6. The Vice Presidents. Each Executive Vice President, each Senior Vice President and each other Vice President shall have such powers and perform such duties as the Board of Directors, the Chief Executive Officer or the President may from time to time prescribe and shall perform such other duties as may be prescribed by the By-laws. Any Executive Vice President, Senior Vice President, or other Vice President may sign, with the Chief Financial Officer or the Treasurer or the Assistant Treasurer or the Secretary or an Assistant Secretary, certificates of stock of the Corporation. At the request of the Chief Executive Officer or the President, or in case of either officer's disability or other inability to act, the Board of Directors



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may, by a majority vote of the entire Board, designate any one of the Executive
Vice Presidents, Senior Vice Presidents or other Vice Presidents, to perform the duties of the Chief Executive Officer or the President for such time and subject to such conditions and limitations as the Board may determine.

            SECTION 7. Chief Financial Officer. The Chief Financial Officer shall

            (a) have charge and custody of, and be responsible for, all the funds and securities of the Corporation;

            (b) keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation;

            (c) deposit all moneys and other valuables to the credit of the Corporation in such depositories as may be designated by the Board of Directors or pursuant to its direction;

            (d) receive, and give receipts for, moneys due and payable to the Corporation from any source whatsoever;

            (e) disburse the funds of the Corporation and supervise the investments of its funds, taking proper vouchers therefor;

            (f) render to the Board of Directors, whenever the Board of Directors may require, an account of the financial condition of the Corporation;

            (g) have active control of and shall be responsible for all matters pertaining to the accounts of the Corporation and its subsidiaries, including: the supervision of the auditing of all payrolls and vouchers of the Corporation and its subsidiaries and the direction of the manner of certifying the same; the supervision of the manner of keeping all vouchers for payments by the Corporation and its subsidiaries, and all other documents relating to such payments; the receiving, auditing and consolidation of all operating and financial statements of the Corporation, its various departments, divisions and subsidiaries; the supervision of the books of account of the Corporation and its subsidiaries, their arrangement and classification; and the supervision of the account and auditing practices of the Corporation and its subsidiaries; and

            (h) shall perform such other duties as from time to time may be assigned to him by the Chief Executive Officer or the Board of Directors.




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            SECTION 8. Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

            SECTION 9. Secretary. The Secretary shall

            (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Directors and of the stockholders, and, if requested, of the committees of the Board of Directors;

            (b) see that all notices are duly given in accordance with the provisions of the By-laws and as required by law;

            (c) be custodian of the seal of the Corporation and affix and attest the seal to all documents to be executed on behalf of the Corporation under its seal;

            (d) see that the books, reports, statements, certificates and other documents and records required by law to be kept and filed are properly kept and filed; and

            (e) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Directors.

            SECTION 10. Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

            SECTION 11. Compensation and Contracts of Employment. The compensation of the elected officers of the Corporation shall be fixed from time to time by the Board of Directors and no officer shall be prevented from receiving compensation by reason of the fact that he is also a director of the Corporation.

            An employment contract with an elected officer, if expressly approved or specifically authorized by the Board of Directors, may fix a term of employment thereunder and, if so approved and authorized, shall be valid and binding upon the Corporation in accordance with the terms thereof; provided, however, that this provision shall not limit, abrogate or restrict in any manner the right of the Corporation at any time to remove from office, discharge or terminate for any reason the employment of such officer prior to the expiration of the term of employment under said contract, except that the Corporation shall not thereby be relieved of any



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continuing liability for salary or other compensation provided for in said contract, which it may have at law.

            SECTION 12. Removal. Any officer of the Corporation may be removed, either with or without cause, at any time, by resolution adopted by a majority of the whole Board of Directors at any meeting, or, in the case of any appointed officer, by any superior to whom he reports.

            SECTION 13. Resignations. Any officer of the Corporation may resign at any time by giving written notice of his resignation to the Board of Directors, or to the Chairman, or to the President, or to the Secretary of the Corporation. Any such resignation shall take effect at the time specified therein, or, if the time when it shall become effective shall not be specified therein, then, it shall take effect immediately upon its receipt by the Board or such Chairman or President or Secretary; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

            SECTION 14. Vacancies. A vacancy in any office due to death, resignation, removal, disqualification, or any other cause, if filled, shall be filled for the unexpired portion of the term in the manner prescribed in these By-laws for regular appointments or elections to such office.

            SECTION 15. Officers' Bonds or Other Security. If required by the Board of Directors, any officer of the Corporation shall give a bond or other security for the faithful performance of his duties, in such amount and with such surety as the Board of Directors may require.


                               ARTICLE V

                           Books and Records

            SECTION 1. Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as proscribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.




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            SECTION 2. Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder's address as it appears on the records of the Corporation.

            SECTION 3. Fixing Date for Determination of Stockholders of Record.
(a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

            (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action

            (c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining



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stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.


                               ARTICLE VI

                    Certificates Representing Stock

            SECTION 1. Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice Chairman of the Board of Directors, or the President or Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

            SECTION 2. Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

            SECTION 3. Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein



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provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

            The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

            SECTION 4. Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.


                              ARTICLE VII

                               Dividends

            Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.



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                              ARTICLE VIII

                              Ratification

            Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.


                               ARTICLE IX

                             Corporate Seal

            The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.


                               ARTICLE X

                              Fiscal Year

            The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.





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                               ARTICLE XI

                            Waiver of Notice

            Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.


                              ARTICLE XII

                 Bank Accounts, Drafts, Contracts, Etc.

            SECTION 1. Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the Chief Financial Officer or any person designated by said Chief Financial Officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said Chief Financial Officer, or other person so designated by the Treasurer.

            SECTION 2. Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

            SECTION 3. Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.




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            SECTION 4. Financial Reports. The Board of Directors may appoint the
Chief Financial Officer or other fiscal officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.


                              ARTICLE XIII

                               Amendments

            The Board of Directors shall have power to adopt, amend or repeal By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.





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